               OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES
                     OF COMMON STOCK AND ASSOCIATED RIGHTS
                OF IMO INDUSTRIES INC. AT $7.05 NET PER SHARE BY
                              II ACQUISITION CORP.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME ON WEDNESDAY AUGUST 27, 1997, UNLESS THE OFFER IS EXTENDED.

July 31, 1997

To Participants in the Imo Industries Inc. Employees Stock Savings Plan:

     Enclosed for your consideration are the Offer to Purchase, dated July 31, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), relating to an offer by II Acquisition Corp., a Delaware corporation ("Purchaser") and an affiliate of Constellation Capital Partners LLC, a private investment firm, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Imo Industries Inc., a Delaware corporation (the "Company"), and each associated right to purchase shares of the Company's Series B Junior Participating Preferred Stock (individually, a "Right" and collectively, the "Rights") issued pursuant to the Rights Agreement dated as of April 30, 1997, as amended, between the Company and First Chicago Trust Company of New York (such shares of Common Stock and the Rights collectively referred to as the "Shares") at a purchase price of $7.05 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Share Purchase Agreement, dated as of July 25, 1997, between Imo Industries Inc. and II Acquisition Corp. (the "Agreement").

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT AS A PARTICIPANT IN THE COMPANY'S EMPLOYEES STOCK SAVINGS PLAN (THE "PLAN"). A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD IN ACCORDANCE WITH THE TERMS OF THE PLAN, TO THE EXTENT CONSISTENT WITH APPLICABLE LAWS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD IN YOUR PLAN ACCOUNT.

     Accordingly, we request information as to whether you wish to have us tender any or all of the Shares held in your Plan account, upon the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $7.05 per Share, net to the seller in cash, without interest thereon.

          2. The Offer is being made for all of the outstanding Shares.

          3. The Board of Directors of the Company has unanimously determined that the Offer is fair to and in the best interests of the Company and its stockholders, and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, August 27, 1997, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares that shall constitute more than eighty percent (80%) of the Shares then outstanding, and (ii) the expiration or termination of any applicable antitrust waiting periods. Purchaser reserves the right (but shall not be obligated), in accordance with applicable rules and regulations of the United States Securities and Exchange Commission, subject to the limitations set forth in the Agreement, to waive any of the conditions to the Offer.

          6. Shares in Plan accounts as to which we have not received instructions from Participants will not be tendered in the Offer.

     If you wish to have us tender any or all of the Shares held in your Plan account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US SO THAT THEY ARE RECEIVED BY US NO LATER THAN 5:00 P.M., NEW YORK TIME, ON MONDAY, AUGUST 18, 1997, TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

          5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares that shall constitute more than eighty percent (80%) of the Shares then outstanding, and (ii) the expiration or termination of any applicable antitrust waiting periods. Purchaser reserves the right (but shall not be obligated), in accordance with applicable rules and regulations of the United States Securities and Exchange Commission, subject to the limitations set forth in the Agreement, to waive any of the conditions to the Offer.

          6. Shares in Plan accounts as to which we have not received instructions from Participants will not be tendered in the Offer.

     If you wish to have us tender any or all of the Shares held in your Plan account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US SO THAT THEY ARE RECEIVED BY US NO LATER THAN 5:00 P.M., NEW YORK TIME, ON MONDAY AUGUST 18, 1997, TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made only by the Offer to Purchase and the related Letter of Transmittal and is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In those jurisdictions where the securities laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Schroder & Co. Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                               Very truly yours,

                                               Eagle Trust Company

                    INSTRUCTION WITH RESPECT TO THE OFFER TO
                       PURCHASE FOR CASH ALL OUTSTANDING
                           SHARES OF COMMON STOCK AND
                    ASSOCIATED RIGHTS OF IMO INDUSTRIES INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 31, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by II Acquisition Corp., a Delaware corporation (the "Purchaser") and an affiliate of Constellation Capital Partners LLC, a private investment firm, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Imo Industries Inc., a Delaware corporation (the "Company"), and each associated right to purchase shares of the Company's Series B Junior Participating Preferred Stock (individually, a "Right" and collectively, the "Rights") issued pursuant to the Rights Agreement dated as of April 30, 1997, as amended, between the Company and First Chicago Trust Company of New York (such shares of Common Stock and the Rights collectively referred to as the "Shares").

     This will instruct you to tender the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NOTE: Shares in Plan accounts as to which we have not received instructions will not be tendered in the Offer.

Number of Shares to be Tendered:(1)

                                   SIGN HERE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  SIGNATURE(S)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PRINT NAME(S)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       AREA CODE AND TELEPHONE NUMBER(S)

--------------------------------------------------------------------------------
                           TAXPAYER IDENTIFICATION OR
                           SOCIAL SECURITY NUMBER(S)

---------------

(1) Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.